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                                                                    EXHIBIT 10.3

                              EMPLOYMENT AGREEMENT

         EMPLOYMENT AGREEMENT dated as of March 6, 2000 between HANOVER DIRECT, INC., a Delaware corporation (the "Company"), and Rakesh K. Kaul (the "Executive").

         WHEREAS, Company desires to continue retaining the services of Executive and Executive desires to continue providing services to Company;

         WHEREAS, Company and Executive desire to formalize the terms and conditions of Executive's continued employment with Company.

         NOW, THEREFORE, in consideration of the promises and the mutual covenants and agreements set forth herein, the Company and the Executive agree as follows:

         1. TERM. The employment of Executive by Company shall be for a period of thirty-six (36) months commencing on the date of this Agreement (the "Employment Period"). On the first annual anniversary of the date of this Agreement, and on each annual anniversary thereafter, the Employment Period shall be extended by twelve (12) months unless, at least ninety (90) days prior to such annual anniversary, either party has delivered to the other party written notice that the period of employment will terminate at the expiration of the then existing Employment Period, including any previous extensions.

         2. DUTIES. During the Employment Period, Executive shall continue to serve as Chief Executive Officer of Company and maintain his current offices at each of its wholly-owned subsidiaries. During the Employment Period, Executive shall continue to serve as a member of the Company's Board of Directors. Executive shall have the full authority customary to a Chief Executive Officer's office to manage the Company, subject to the policies and direction of the Board. The Executive shall devote his full working time and effort during the Employment Period exclusively to the performance of his duties hereunder and to the furtherance of the best interests of the Company. During the Employment Period, the Executive shall not undertake any business or professional activity except for the benefit of the Company or engage in any business or profession other than the rendition of management services for and on behalf of the Company and the performance of the other duties herein prescribed unless the Company shall consent thereto in advance in writing. Nothing in this Section 2 shall be interpreted as precluding the Executive from acting as a volunteer for, or serving on the boards of, non-profit corporations or trusts. Notwithstanding the foregoing, during the Employment Period and subject to the same terms and conditions of this Agreement, the Board of Directors may at its discretion assign Executive to be Chief Executive Officer solely of erizon, Inc. provided that (a) the Company's stock in or the assets of Hanover Brands, Inc. have been sold, assigned or otherwise transferred; and (b) erizon, Inc. is a public company at the



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time of such assignment or, if not, erizon, Inc. is using its best efforts to cause it to become a public company within 180 days of such assignment. In the event of such assignment, (i) Executive shall have the full authority customary to a chief executive officer's office to manage erizon, Inc. subject to the policies and direction of its Board of Directors; (ii) Executive shall be appointed to the Executive Committee of the Company's Board of Directors; and
(iii) Executive shall report directly to the Board of Directors of erizon, Inc. In the event of Executive's assignment to erizon, Inc., erizon, Inc. shall assume all of the Company's obligations hereunder. Until the conditions set forth in (a) and (b) of this Section 2 have been met, Executive agrees that, at the request of the Board of Directors of the Company in its sole discretion, he shall serve as Chief Executive Officer of both the Company and erizon, Inc. under the terms set forth in this Agreement.

         3. SALARY. As compensation for his services hereunder, the Company shall continue to pay the Executive a base salary at the annual rate of $597,300 ("Base Salary"), payable in accordance with the regular payroll procedures of the Company. Such Base Salary shall be subject to annual review, but shall not be decreased below $597,300.

         4. 2000 SHORT-TERM INCENTIVE PLAN. During the Term, the Executive shall participate in the Short-Term Incentive Plan for Rakesh K. Kaul (the "2000 Short-Term Plan"), attached hereto as EXHIBIT 1, subject to shareholder approval of such plan.

         5.    2000 LONG-TERM INCENTIVE PLAN.

         (a) During the Term, the Executive shall participate in the 2000 Long-Term Incentive Plan for Rakesh K. Kaul (the "2000 Long-Term Plan"), attached hereto as EXHIBIT 2, subject to shareholder approval of such plan.

         (b) Except as provided in Section 5 of the erizon Option Agreement (Attachment A to Exhibit 2 hereto), the Executive agrees that there will be no disposition of all or any part of shares of common stock of the Company or erizon, Inc. (collectively "Common Stock"), or of any interest or interests therein, unless and until such disposition has been registered under the Securities Act of 1933, as amended (the "Act"), or the Company or erizon, Inc. receives an opinion of its counsel that registration under the Act is not required in connection with such disposition. The Executive agrees that unless such shares have been registered under the Act, the certificate or certificates to be issued representing shares of Common Stock acquired pursuant to this
Section 5 will conspicuously bear a legend substantially as follows:

         The shares represented by this certificate have not been registered under the Securities Act of 1933. The shares have been acquired for investment and may not be sold. transferred, pledged, hypothecated, or otherwise disposed of in the absence of an effective registration statement for the shares under the Securities Act of 1933 or an opinion of counsel to the company that registration is not required under said Act.





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Notwithstanding the foregoing, Company agrees as follows:

               (i) All shares underlying the Option provided for in the erizon Option Agreement (Attachment A to Exhibit 2 hereto), shall be registered within ninety (90) days of erizon, Inc. becoming eligible to use an S-8 or other similar form; and

               (ii) All shares underlying the Option provided for in the Amended and Restated Closing Price Option Agreement (Attachment B to Exhibit 2 hereto) as well as any shares underlying options previously granted to Executive by the Company, shall be registered within ninety (90) days of the execution of this Agreement.

         (c) The Company shall grant the Executive "piggyback" rights and a demand registration right with respect to shares of Common Stock acquired pursuant to this Section 5, as set forth in a Registration Rights Agreement in substantially the form set forth in EXHIBIT 3.

         (d) Within 30 days after each date as of which any stock option granted under Section 5 of the 2000 Long-Term Plan (regarding the Closing Price Option) vests with respect to all or a portion of the shares of Common Stock of the Company covered by such option, the Company shall pay the Executive an additional cash amount equal to the number of shares of Common Stock with respect to which such option became vested on such vesting date multiplied by the excess of (i) the lesser of the option price of such option or the fair market value on such vesting date of a share of Common Stock, over (ii) $1.03.

         (e)   An assignment of Executive to erizon, Inc. as provided for in
Section 2 of this Agreement shall not constitute a termination of Executive's employment within the meaning of the 2000 Long-Term Plan or Attachment A and B thereto or within the meaning of the agreements set forth in Section 10 of this Agreement.

         6. BENEFIT PLANS. During the Term, the Executive (and, to the extent provided under the terms of such plans, members of his family) shall be eligible to participate in the Company's medical, dental, life insurance, and retirement plans offered to senior executives ("Benefits"), subject to the terms of such plans as are in effect from time to time and provided that nothing herein shall obligate Company to adopt any particular plans nor maintain any such plans.

         7. TERMINATION OF EMPLOYMENT. In the event of a termination of the Executive's employment during the Employment Period except in connection with or following a Change of Control as such term is defined in the Hanover Direct, Inc. Key Executive Thirty-Six Month Compensation Continuation Plan ("Change of Control Plan"), he shall be entitled to compensation and benefits on and after the date of such termination only as provided in this Section 7, the 2000 Short-Term Plan and the 2000 Long-Term Plan and under the terms of any prior agreement still in effect on the date of



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termination as set forth in Section 10, or pursuant to the terms of any benefit plan maintained by Company and in which Executive is a participant or a beneficiary at the time of his termination. An assignment of Executive to erizon, Inc. as provided for in Section 2 of this Agreement shall not constitute a termination of employment within the meaning of this Section 7.

         (a) In the event of a termination of Executive's employment for Cause during the Employment Period, Executive's Base Salary, entitlement to a short-term bonus under the 2000 Short-Term Plan and Benefits shall cease as of the date of termination. The Executive shall be entitled to receive, to the extent not previously paid, Base Salary through the date of termination and any short-term bonus that is payable pursuant to the 2000 Short-Term Plan for the year preceding the year of termination, but shall not be entitled to any bonus for the year in which such termination occurs.

         (b) In the event of a termination of the Executive's employment during the Employment Period by Company without Cause or by Executive within ninety (90) days of an occurrence constituting Good Reason, Executive shall be entitled as a severance benefit for a 24-month period commencing on the date of such termination to (i) a continuation of his Base Salary (at the rate in effect immediately prior to such termination), payable in monthly installments, (ii) continued participation in the Benefit plans of Company to the same extent and on the same term as he participated immediately prior to the date of termination and consistent with the terms of such plans, (iii) an amount equal to two times the greater of (x) a short term bonus calculated pursuant to the 2000 Short-Term Plan as if Company had met 100% of its target for the year of termination or (y) the average of the short-term bonus amounts paid or payable to Executive pursuant to the 2000 Short-Term Plan for the two years preceding the year of termination, payable in 24 monthly installments; (iv) to the extent not previously paid, the short-term bonus payable pursuant to the 2000 Short-Term Plan for the year preceding the year of termination, and (v) for the year of termination a short-term bonus calculated pursuant to the 2000 Short-Term Plan as if the Company had met 100% of its target for such year, but pro-rated to reflect the portion of such year during which the Executive was employed payable within thirty (30) days of the termination date.

         (c) In the event of a termination of the Executive's employment during the Employment Period due to the death or Disability of Executive, Executive's Base Salary and Benefits shall cease as of the date of termination. The Executive (or, in the event of his death, his estate) shall be entitled to receive, to the extent not previously paid, the short-term bonus payable pursuant to the 2000 Short-Term Plan for the year preceding the year of termination and for the year of termination a short-term bonus calculated pursuant to the 2000 Short-Term Plan as if the Company had met 100% of its target for such year, but pro-rated to reflect the portion of such year during which the Executive was employed payable within thirty (30) days of the termination date. In addition, if Executive is terminated due to death or Disability, Company will provide disability and life insurance to Executive or, if applicable, his estate pursuant to the terms of the applicable plans.




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         (d)   For purposes of this Agreement, the term Cause shall mean (i)
misappropriating any funds or property of the Company, (ii) attempting to obtain any personal profit from any transaction in which the Executive has an interest that is adverse to the interest of the Company, other than a transaction disclosed to and approved by the Company, (iii) the Executive's willful and continuing neglect or refusal to perform his duties pursuant to this Agreement which is not remedied promptly by Executive after receipt of written notice thereof given by Company, (iv) the commission by the Executive of any material act of misconduct or dishonesty or any wrongful act which has a direct, substantial and adverse effect on the Company's business or reputation, or (v) Executive's conviction of a felony.

         (e)   For purposes of this Agreement, the term Good Reason shall mean
(i) the assignment to Executive of any duties inconsistent in any respect with Executive's position (including status, offices, titles and reporting requirements), authority or duties or responsibilities as contemplated by
Section 2 of this Agreement, or any other action by the Company which results in a diminution in such position, authority, duties or responsibilities, excluding for this purpose an isolated, insubstantial or inadvertent action not taken in bad faith and which is remedied by the Company promptly after receipt of written notice thereof given by the Executive and also excluding Company's exercise of its discretion to reassign Executive as provided for in Section 2 of this Agreement; (ii) any failure of the Company to comply with any of the provisions of Sections 3, 4, 5 or 6 of this Agreement, other than an isolated, insubstantial and inadvertent failure not occurring in bad faith and which is remedied by the Company promptly after receipt of written notice thereof given by the Executive; (iii) a relocation of the Executive's principal office and/or Company's headquarters to a location that is more than fifty (50) miles from its present location without the Executive's prior written consent; (iv) any purported termination by the Company of Executive's employment other than as expressly permitted by this Agreement; or (v) either (a) the Company or (b) erizon, Inc. (if Executive has been assigned to erizon, Inc. as provided for in Section 2), has ceased to be a public company and has become a private company, provided that Good Reason shall not exist if this change was the result of a buyout by the then existing principal shareholders or management group and Executive was a principal shareholder or member of such management group.

         (f) For purposes of this Agreement, the term Disability shall mean the inability of Executive to perform the essential duties of his position on a full-time basis for a period of 180 days (whether or not consecutively) out of 365 days as a result of incapacity due to mental or physical illness.

         (g) In order to be eligible for the payments and benefits as set forth in Section 7(b), (i) Executive must execute and deliver to Company a general release in favor of the Company, excepting statutory contribution and indemnity rights to which Executive is entitled, and (ii) must be and remain in material compliance with his obligations under the Non-Competition and Confidentiality Agreement.





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     Except as expressly provided for in this Section 7(g), in the event Company deems that Executive has breached the obligations set forth in the Non-Competition and Confidentiality Agreement attached as Exhibit 4 in a material respect, the payments and benefits provided for in Section 7(b) shall continue until such time as there has been a Final Determination that Executive has materially breached the Non-Competition and Confidentiality Agreement. In the event of a Final Determination that Executive has materially breached the Non-Competition and Confidentiality Agreement, all payments and benefits under
Section 7(b) shall cease immediately and Executive shall reimburse the Company for all payments and the value of the benefits provided to Executive under
Section 7(b), with interest calculated at the Prime Rate as announced in the eastern edition of the Wall Street Journal on the last business day immediately preceding the Final Determination, from the date the breach occurred, or if continuing in nature the date such breach commenced, through the date of the Final Determination.

         Notwithstanding the foregoing, in the event Company deems that Executive has breached Section 5 of the Non-Competition and Confidentiality Agreement in a material respect, the Company may at its discretion cease making the payments and providing the benefits as set forth in Section 7(b) until a Final Determination. In the event of a Final Determination that Executive did not breach Section 5 of the Confidentiality and Non-Competition Agreement in a material respect, the Company shall pay to Executive an amount equal to the payments and the value of the benefits to which Executive was entitled under
Section 7(b), with interest calculated at the Prime Rate as announced in the eastern edition of the Wall Street Journal on the last business day immediately preceding the Final Determination, from the date such payments and benefits ceased through the date of the Final Determination.

         As used herein, a "Final Determination" shall mean (i) a judgment of any court, if no appeal is pending from such judgment and if the time to appeal therefrom has elapsed, (ii) a determination by an arbitrator in any arbitration proceedings, if there is not pending any motion to set aside such determination and if the time within which to move to set aside such determination has elapsed, or (iii) a written acknowledgement signed by Executive.

         8. COVENANTS OF THE EXECUTIVE. Executive's continued employment is conditioned upon his execution of the Non-Competition and Confidentiality Agreement attached as EXHIBIT 4.

         9. SEVERABILITY. If any term or provision of this Agreement shall be determined to be invalid or unenforceable to any extent or in any application, the remainder of this Agreement, and the remainder of such term or provision except to such extent or in such application, shall not be affected thereby, and each term and provision of this Agreement shall be enforced to the fullest extent and in the broadest application permitted by law.





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         10.   ENTIRE AGREEMENT. This Agreement and attachments hereto
constitute the entire Agreement between the parties pertaining to the subject matter contained herein and supersede all prior and contemporaneous agreements, representations and understandings of the parties with respect to the subject matter hereof, including without limitation, the Employment Agreement, dated as of March 6, 1996, between the Company and Executive and the Closing Price Option, dated as of August 23, 1996, between the Company and Executive. Notwithstanding the foregoing, this Agreement shall have no effect on and shall not supercede the following agreements: Registration Rights Agreement, dated as of August 23, 1996, between the Company and Executive; Tandem Loan in the principal amount of $1,047,562, payable to the Company; Tax Note due August 23, 2001 in the principal amount of $211,729, payable to the Company; Pledge Agreement, dated as of August 23, 1996, from the Executive to and for the benefit of the Company; Tandem Option Agreement, dated as of August 23, 1996 between the Company and Executive; Performance Year Option Agreement, dated as of August 23, 1996, between the Company and Executive; Six-Year Stock Option Agreement, dated as of August 23, 1996, between NAR Group and Executive; Seven-Year Stock Option Agreement dated as of August 23, 1996; Eight-Year Stock Option Agreement, dated as of August 23, 1996, between NAR and Executive; Nine-Year Stock Option Agreement, dated as of August 23, 1996, between NAR and Executive. No provision of this Agreement may be altered or waived except in a writing executed by both parties hereto.

         11. BINDING EFFECT AND ASSIGNABILITY. The rights and obligations of the Company under this Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of the Company. The rights and obligations of the Executive hereunder may not be assigned or alienated by the Executive.

         12. ATTORNEY'S FEES. Company shall pay Executive's reasonable legal fees in full in the event that he must seek legal counsel to enforce any of his rights under this Agreement, provided that before he retains legal counsel he must notify the Company of any alleged failure to abide by the terms of this Agreement and, to the extent the matter is subject to cure, provide the Company with a reasonable opportunity to cure.

         13. GOVERNING LAW. This Agreement shall be construed and enforced in accordance with the internal substantive laws of the State of New Jersey without giving effect to the conflict of law rules thereof.

         14. COUNTERPARTS. This Agreement may be executed in one or more counterparts and shall become effective when one or more counterparts have been signed by each of the parties.



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         IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto as of the day and year first above written.

                                         HANOVER DIRECT, INC.

                                         /s/ Ralph Bulle
                                         ----------------------------------
                                         By: Ralph Bulle

                                         Title: Senior Vice President


                                         /s/ Curt Johnson
                                         ----------------------------------
                                         By: Curt Johnson

                                         Title: Senior Vice President


                                         /s/ Rakesh K. Kaul
                                         ----------------------------------
                                         Rakesh K. Kaul



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